Exhibit 99.1

       Brooke Corporation Subsidiary Introduces Auto Insurance Specialty

    OVERLAND PARK, Kan., Feb. 13 /PRNewswire-FirstCall/ -- Shawn Lowry, President of Brooke Corporation's (Amex: BXX) franchise subsidiary, announces the introduction of a Brooke franchise for insurance agents that specialize in the sale of automobile insurance.

    Lowry stated, "Our experience in insurance sales clearly indicates that the sale of auto insurance, particularly the sale of insurance to drivers with a higher risk profile, requires a different marketing approach than for other types of insurance sales. Most insurance policy sales are the result of personal contact by sales professionals. However, policy sales by agencies specializing in auto insurance are more often a servicing-type activity conducted by a customer service representative instead of a sales activity conducted by a sales professional."

    Lowry noted that Brooke Franchise Corporation was founded on the principle that local ownership of insurance agencies is important because insurance sales usually result from personal sales contacts and the rewards of ownership provide excellent motivation for sales professionals. However, different skills and personalities are required by the owners of agencies specializing in auto insurance than by the owners of other insurance agencies. Management, organizational and marketing skills are probably more important to owners of auto insurance agencies than sales skills. Additionally, owners of auto insurance agencies must have personalities well suited for administrative tasks. The organizational traits required to make auto insurance agencies successful are often characteristic of larger organizations that are not necessarily locally owned. Because Brooke Franchise Corporation has the required organizational traits, Lowry expects the Brooke organization to acquire and establish auto insurance agencies in addition to assisting franchisees with acquisitions of this type of agency.

    Lowry noted that a separate marketing department has been established to assist Brooke franchisees specializing in auto insurance sales. The marketing activities associated with auto insurance sales rely more on advertising to attract customers into a retail store location staffed with service representatives and rely less on a salesperson working from an office location to make personal contact with prospects. Accordingly, location is more important to those specializing in auto insurance sales than to those selling general insurance.

    With the development of an auto insurance specialty, Lowry noted that Brooke franchisees may now specialize in one of four business specialties. The general insurance services franchise was Brooke Franchise Corporation's first business specialty. Franchises for financial services and funeral services specialties were subsequently developed. Lowry noted that insurance is the common link between the four Brooke business specialties.


    About our company ...  Brooke Corporation is listed on the American Stock
Exchange under the symbol of BXX.   Through its franchise subsidiary, the
company distributes insurance, financial and funeral services through a network of more than 220 franchised and company owned locations. Through its finance company subsidiary, the company has originated more than $100,000,000 in associated loans which have been sold to participating lenders or to investors through asset backed securitizations. Through its insurance brokerage subsidiary, the company also sells insurance on a wholesale basis through its franchisees and others.

    This press release may contain forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: uncertainties associated with market acceptance of and demand for the Company's products, impact of competitive products and pricing, dependence on third party suppliers and their pricing, ability to meet product demand, exposure to market risks, uncertainties associates with the development of technology, changes in the law, and the dependence on intellectual property rights. Investors are directed to the Company's most recent annual and quarterly reports, which are available from the Company without charge for a more complete description of the Company's business.

SOURCE  Brooke Corporation
    -0-                             02/13/2004
    /CONTACT: Michele Friscia, National Sales of Brooke Corporation, +1-800-642-1872 ext. 132, frism@brookecorp.com /
    /Web site:  http://www.brookecorp.com /
    (BXX)

CO:  Brooke Corporation; Brooke Franchise Corporation
ST:  Kansas
IN:  FIN INS AUT
SU:  PDT